Exhibit 99.1

PART I

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors’ Report

To the Shareholders of

Clear Com Media Inc.

We have audited the accompanying financial statements of Clear Com Media Inc. which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, shareholders’ equity (deficit), and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Com Media Inc. as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

June 16, 2021

CLEAR COM MEDIA INC.

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019	March 31, 2021 (Unaudited)
ASSETS
Current assets
Cash	$266,324	$103,391	$363,204
Accounts receivable	248,409	180,703	176,529
Prepaid expenses	26,940	10,035	15,720
Income taxes receivable	49,159	153,949	29,875

Total current assets	590,832	448,078	585,328

Property and equipment, net	118,471	93,979	115,333
Capitalized software development costs	157,168	41,399	189,916
Other assets	10,343	-	7,809

Total assets	$876,814	$583,456	$898,386

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$72,459	$77,862	$72,785
Government remittance payable	42,999	70,242	42,292
Governmental assistance payable	296,501	-	296,501
Loan payable	144,889	550,574	89,343

Total current liabilities	556,848	698,678	500,921

Advances payable to shareholder	9,537	20,175	34,171
CEBA loan payable	60,000	-	60,000
Deferred income taxes	14,061	8,261	14,494

Total liabilities	640,446	727,114	609,586

Shareholders’ equity (deficit)
Common stock, $0.01 par value; authorized, issued and outstanding, 10,000 shares	100	100	100
Retained earnings (accumulated deficit)	236,268	(143,758)	288,700

Total shareholders’ equity (deficit)	236,368	(143,658)	288,800

Total liabilities and shareholders’ equity (deficit)	$876,814	$583,456	$898,386

See accompanying notes to consolidated financial statements.

CLEAR COM MEDIA INC.

Consolidated Statements of Income

	Years Ended December 31,		For the three months ended March 31,
	2020	2019	2021	2020
			(Unaudited)	(Unaudited)
Revenue	$1,665,563	$1,699,166	$347,114	$466,466

Operating expenses
Wages and benefits	931,382	1,021,042	237,535	236,550
General and administrative	127,850	119,262	30,053	62,247
Subcontractors	124,370	155,147	22,219	22,825
Occupancy	117,915	73,344	28,849	27,768
Software and licenses	59,630	86,647	12,037	13,526
Depreciation and amortization	31,973	20,529	7,979	6,417
Foreign exchange loss (gain)	16,093	19,637	(828)	48,717
Advertising	23,315	32,477	5,765	4,343
Bank charges	14,357	21,601	399	1,181

Total operating expenses	1,446,885	1,549,686	344,008	423,574

Income from operations	218,678	149,480	3,106	42,892

Interest expense	(8,227)	(2,726)	(495)	(2,783)
Tax credit income	89,881	134,574	-	-
Other expense	-	-	(46,579)	-
Governmental assistance income	145,590	-	176,617	2,886

Income before income taxes	445,922	281,328	132,649	42,995
Income tax expense (benefit)	65,896	41,375	19,717	(3,453)

Net income	$380,026	$239,953	$112,932	$46,448

See accompanying notes to consolidated financial statements.

CLEAR COM MEDIA INC.

Consolidated Statements of Shareholders’ Equity (Deficit)

	Common Shares	Common Shares Amount	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity (Deficit)
Balances, January 1, 2019	10,000	$100	$(383,711)	$(383,611)

Net income	-	-	239,953	239,953

Balances, December 31, 2019	10,000	100	(143,758)	(143,658)

Net income	-	-	380,026	380,026

Balances, December 31, 2020	10,000	100	236,268	236,368

Net income (unaudited)	-	-	112,932	112,932

Dividends (unaudited)	-	-	(60,500)	(60,500)

Balances, March 31, 2021 (unaudited)	10,000	$100	$288,700	$288,800

See accompanying notes to consolidated financial statements.

CLEAR COM MEDIA INC.

Consolidated Statements of Cash Flows

	Years Ended December 31,		For the three months ended March 31,
	2020	2019	2021 (Unaudited)	2020 (Unaudited)

Cash flows from operating activities
Net income	$380,026	$239,953	$112,932	$46,448
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	31,973	20,529	7,979	6,417
Deferred income taxes	5,800	60,750	433	(3,453)
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(67,706)	34,247	71,880	(90,916)
Prepaid expenses	(16,905)	(10,035)	11,220	-
Income taxes receivable	104,790	(153,949)	19,284	-
Other assets	(10,343)	-	2,534	(7,884)
Accounts payable and accrued liabilities	(5,403)	59,589	326	70,384
Government remittances payable	(27,243)	22,603	(707)	(70,377)
Governmental assistance payable	296,501	-	-	-

Net cash provided by (used in) operating activities	691,490	273,687	225,881	(49,381)

Cash flows from investing activities
Capitalized software development costs	(115,769)	(41,399)	(32,748)	(17,302)
Acquisition of property and equipment	(56,465)	(70,535)	(4,841)	(3,811)

Net cash used in investing activities	(172,234)	(111,934)	(37,589)	(21,113)

Cash flows from financing activities
Net (repayments) borrowings of advances from shareholder	(10,638)	(36,324)	24,634	(46,377)
Net (repayments) borrowings of loan payable	(405,685)	(20,623)	(55,546)	50,785
CEBA loan advance	60,000	-	-	-
Dividends	-	-	(60,500)	-

Net cash (used in) provided by financing activities	(356,323)	(56,947)	(91,412)	4,408

Net increase (decrease) in cash	162,933	104,806	96,880	(66,086)

Cash, beginning of period	103,391	(1,415)	266,324	103,391

Cash, end of period	$266,324	$103,391	$363,204	$37,305

See accompanying notes to consolidated financial statements.

CLEAR COM MEDIA INC.

Notes to the Consolidated Financial Statements

(All information with respect to the three-month periods ended March 31, 2021 and 2020 is unaudited.)

(All amounts are in Canadian dollars unless otherwise stated.)

NOTE 1 – NATURE OF BUSINESS

Clear Com Media Inc. (“Clear Com”) was incorporated under the Canada Business Corporations Act on April 18, 2017. Clear Com is primarily engaged in providing digital marketing and web design related services.

In February 2021, Clear Com formed a wholly owned subsidiary, Verbaly, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

Clear Com’s consolidated financial statements include the accounts of Clear Com and Verbaly, Inc. (collectively, the “Company”). Verbaly, Inc. had no operations during the period ended March 31, 2021.

Basis of Accounting

The Company’s consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The functional and reporting currency of the Company is the Canadian dollar.

Risks and Economic Uncertainties

The outbreak of a novel coronavirus (COVID-19), which the World Health Organization declared in March 2020 to be a pandemic, continues to spread throughout the globe. The extent of the impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, and its impact on customers, employees, and vendors, all of which cannot be reasonably predicted at this time. While management reasonably expects the COVID-19 outbreak to impact the Company’s consolidated financial condition, operating results, and timing and amounts of cash flows, the related financial consequences and duration are highly uncertain.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting year.

Actual results could differ from those estimates.

Revenue from Contracts with Customers

The Company has agreements with third parties to provide multi-platform, internet-based products and services to their customers in the form of online marketing, business metrics, and other solutions. These services are recognized over time, as the services are performed, as the asset created has no alternative use and the Company is contractually entitled to payment for its performance to date in the event the contract is cancelled for convenience. For these contracts, revenue is recognized over time using input measures that correspond to the level of staff effort expended to satisfy the performance obligation on a rate per hour or equivalent basis. Variable consideration has not historically been significant. The Company does not include sales and other taxes in the transaction price and thus does not recognize these amounts as revenue.

CLEAR COM MEDIA INC.

Notes to the Consolidated Financial Statements

(All information with respect to the three-month periods ended March 31, 2021 and 2020 is unaudited.)

(All amounts are in Canadian dollars unless otherwise stated.)

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms generally requiring payment within 30 to 60 days from the invoice date. Ongoing credit evaluations of customers’ financial condition are conducted and, generally, no collateral is required to support accounts receivable, which are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has estimated that realization of losses on balances outstanding at year-end will not be significant.

Property and Equipment

Property and equipment are recorded at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management reviews these assets for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. Depreciation is recorded on the declining balance basis at the following annual rates:

Furniture and fixtures	20%
Computer equipment and software	30%
Office equipment	20%

Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives or the period of the respective leases.

Capitalized Software Development Costs

The Company incurs costs from third-parties to develop software for internal-use during the application development stage. Costs incurred during preliminary and post-implementation stages of software for internal use are expensed as incurred. Capitalized software development costs will be amortized on a straight-line basis over the estimated useful life of the project once implemented. The capitalized software has not been implemented as of March 31, 2021.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

Tax Credits

The Company’s research and development activities in Canada may entitle the Company to claim benefits under the Scientific Research and Experimental Development Program (“SR&ED”), a Canadian federal tax incentive program designed to encourage Canadian businesses of all sizes and in all sectors to conduct research and development in Canada. Benefits under the program include credits to taxable income. The tax credits received are classified as tax credit income in the consolidated statements of income.

CLEAR COM MEDIA INC.

Notes to the Consolidated Financial Statements

(All information with respect to the three-month periods ended March 31, 2021 and 2020 is unaudited.)

(All amounts are in Canadian dollars unless otherwise stated.)

Foreign Currency

Foreign denominated monetary assets and liabilities are translated at the rate of exchange prevailing as the consolidated balance sheet date. Other assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing when the assets were acquired or the liabilities incurred. Sales and expenses are translated at the exchange rate prevailing when incurred. Transaction gains or losses are included in the determination of net income.

Change in Accounting Principle

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification Topic 606), in May 2014. The standard, as amended, requires revenue to be recognized when promised goods and services are transferred to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services. The standard also requires expanded disclosures regarding revenue and contracts with customers. On January 1, 2020, the Company adopted the standard using the modified retrospective method. There was no impact to the timing or amount of revenue recognized as a result of this adoption.

Upcoming Accounting Pronouncement

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This standard will require all leases with durations greater than twelve months to be recognized on the balance sheet as a right of use asset with a corresponding lease liability. The new guidance will continue to classify leases as either finance or operating, with classification affecting the presentation and pattern of expense and income recognition, in the consolidated statements of income. It also requires additional quantitative and qualitative disclosures about leasing arrangements. The standard is effective for reporting periods beginning after December 15, 2021, although early adoption is permitted.

Subsequent Events

In preparing the consolidated financial statements, the Company has evaluated, for potential recognition or disclosure, significant events or transactions that occurred during the period subsequent to December 31, 2020, the most recent consolidated balance sheet presented herein, through June 16, 2021, the date these consolidated financial statements were available to be issued.

CLEAR COM MEDIA INC.

Notes to the Consolidated Financial Statements

(All information with respect to the three-month periods ended March 31, 2021 and 2020 is unaudited.)

(All amounts are in Canadian dollars unless otherwise stated.)

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at:

	December 31, 2020	December 31, 2019	March 31, 2021
Furniture and fixtures	$25,599	$15,847	$27,781
Computer equipment and software	108,597	84,005	111,256
Leasehold improvements	34,668	14,157	34,668
Office equipment	14,112	12,502	14,112
	182,976	126,511	187,817
Less: accumulated depreciation and amortization	64,505	32,532	72,484

Net property and equipment	$118,471	$93,979	$115,333

Depreciation and amortization expense was $31,973 and $20,529 for the years ended December 31, 2020 and 2019, respectively. Depreciation and amortization expense was $7,979 and $6,417 for the three months ended March 31, 2021 and 2020, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

The advance due to shareholder is unsecured, non-interest bearing and has no specific repayment terms. The shareholder has agreed not to demand repayment within the following year and, accordingly, this amount has been classified as a noncurrent liability.

NOTE 5 – LOANS PAYABLE

The loan payable of $71,069 USD ($89,343 CAD), $113,799 USD ($144,889 CAD) and $423,910 USD ($550,574 CAD) at March 31, 2021, December 31, 2020 and 2019, respectively, to CEN Biotech, Inc. (see Note 10) is unsecured, bears interest at 2% per annum, is repayable in US dollars and matures in June 2021. The loan payable includes principal of $46,638 USD, $89,762 USD and $406,267 USD at March 31, 2021, December 31, 2020 and 2019, respectively, and interest of $24,431 USD, $24,037 USD and $17,643 USD at March 31, 2021, December 31, 2020 and 2019, respectively.

The CEBA loan payable of $60,000 to Royal Bank of Canada is unsecured, non-interest bearing until December 2022 and interest bearing at 5% thereafter. The loan principal is due in full at the maturity date of December 2025.

CLEAR COM MEDIA INC.

Notes to the Consolidated Financial Statements

(All information with respect to the three-month periods ended March 31, 2021 and 2020 is unaudited.)

(All amounts are in Canadian dollars unless otherwise stated.)

NOTE 6 – INCOME TAXES

The expense (benefit) for income taxes consists of the following components:

	Years Ended December 31,		For the three months ended March 31,
	2020	2019	2021	2020
Current	$60,097	$(19,375)	$19,284	$-
Deferred	5,800	60,750	433	(3,453)

Total tax expense (benefit)	$65,897	$41,375	$19,717	$(3,453)

The Company’s income tax provision for the period ended March 31, 2021 and for the years ended December 31, 2020 and 2019 differs from the amount computed by applying the statutory income tax rates to income before income taxes due to the effect of certain non-deductible expenses and changes in estimates related to prior years.

The net deferred income tax liability presented in the consolidated balance sheets is comprised of the following at:

	December 31, 2020	December 31, 2019	March 31, 2021
Deferred tax assets
Accrued expenses	$3,182	$2,275	$3,182
NOL carryforward	-	10,572	-

Total deferred tax assets	3,182	12,847	3,182

Deferred tax liabilities
Property and equipment	(7,170)	(6,446)	(10,121)
SRED credits	(10,073)	(14,662)	(7,555)

Total deferred tax liabilities	(17,243)	(21,108)	(17,676)

Net deferred tax liability	$(14,061)	$(8,261)	$(14,494)

Management has analyzed the Company’s income tax filing positions for the years 2017 through 2020, the years which remain subject to examination by major tax jurisdictions as of March 31, 2021. The Company concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company does not expect the total amount of unrecognized tax benefits (“UTB”) (e.g. tax deductions, exclusions, or credits claimed or expected to be claimed) to significantly increase in the next twelve months. The Company does not have any amounts accrued for interest and penalties related to UTBs at March 31, 2021, December 31, 2020 and 2019, and it is not aware of any claims for such amounts by federal or state income tax authorities.

CLEAR COM MEDIA INC.

Notes to the Consolidated Financial Statements

(All information with respect to the three-month periods ended March 31, 2021 and 2020 is unaudited.)

(All amounts are in Canadian dollars unless otherwise stated.)

NOTE 7 – GOVERNMENTAL ASSISTANCE

The Canadian government enacted the Canada Emergency Wage Subsidy (“CEWS”) and Canada Emergency Rent Subsidy (“CERS”) in 2020 to provide a wage and rent subsidy to employers that suffered reductions in revenue resulting from the COVID-19 pandemic. The Company received $176,617 during the three months ended March 31, 2021 related to CEWS and CERS, which is recognized as governmental assistance income in the consolidated statements of income. The Company received $442,091 in 2020, of which $145,590 was recognized as governmental assistance income in the consolidated statements of income and the remainder represents an overpayment which is due back to the government.

NOTE 8 – LEASES

The Company leases certain facilities and equipment under noncancelable operating lease agreements that expire at various dates through 2024. Related rental expense under operating leases was $65,711 and $49,009 for the years ended December 31, 2020 and 2019, respectively. Related rental expense under operating leases was $16,670 and $15,216 for the three months ending March 31, 2021 and 2020, respectively. Monthly rentals range from $64 to $5,072.

The following is a schedule of future annual minimum rental payments required under operating leases with initial or remaining noncancelable lease terms in excess of one year as of March 31, 2021:

Amount
2021	$51,755
2022	67,517
2023	62,319
2024	30,432

Total	$212,023

NOTE 9 – ECONOMIC DEPENDENCE / CONCENTRATION

The Company derived approximately 97% and 96% of its revenue from one customer during the years ended December 31, 2020 and 2019, respectively. The Company derived approximately 99% and 98% of its revenue from one customer for the three months ended March 31, 2021 and 2020, respectively.

NOTE 10 – SUBSEQUENT EVENT

On April 20, 2021, the Company entered into a Share Exchange Agreement (the “Agreement”) with CEN Biotech, Inc. The Company agreed to sell all of the common shares of the Company in exchange for the issuance of 4,000,000 restricted shares of CEN Biotech, Inc. The closing is planned to occur within two days of the satisfaction or waiver of all closing conditions under the Agreement.